UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 1, 2007
TD Banknorth Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51179	01-0437984

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9540, Two Portland Square, Portland, Maine		04112-9540

(Address of principal executive offices)		(Zip Code)
     Registrant’s telephone number, including area code (207) 761-8500
Not Applicable

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     On January 1, 2007, following the receipt of all required regulatory and shareholder approvals, TD Banknorth Inc. (“TD Banknorth”) completed the acquisition of Interchange Financial Services Corporation (“Interchange”) pursuant to an Agreement and Plan of Merger, dated as of April 13, 2006, between TD Banknorth and Interchange. The acquisition was effected by means of the merger of a newly-formed wholly-owned subsidiary of TD Banknorth with and into Interchange (the “Merger”). Upon consummation of the Merger, each share of Interchange common stock outstanding immediately prior thereto was converted into the right to receive $23.00 in cash. Immediately following the Merger, Interchange Bank, Interchange’s wholly-owned banking subsidiary, was merged with and into TD Banknorth, N.A., TD Banknorth’s wholly-owned banking subsidiary.
     For additional information reference is made to the press release of TD Banknorth, dated January 2, 2007, which is included as Exhibit 99.1 and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
     On January 1, 2007, TD Banknorth sold 13,000,000 shares of TD Banknorth common stock at $31.17 per share, or an aggregate of $405.2 million, to The Toronto-Dominion Bank pursuant to a Letter Agreement, dated as of April 13, 2006, in order to fund a portion of the cash consideration payable in the Merger. The sale was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.
Item 9.01 Financial Statements and Exhibits
     (a) Not applicable.
     (b) Not applicable.

     (c) The following exhibits are included with this Report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 13, 2006, between TD Banknorth Inc., and Interchange Financial Services Corporation (1)

10.1	Letter Agreement between TD Banknorth and The Toronto-Dominion Bank, dated as of April 13, 2006 (1)

10.2	Consulting and Noncompetition Agreement between TD Banknorth and Anthony S. Abbate, dated as of April 13, 2006 (1)

99.1.1	Press Release, dated January 2, 2007

(1)	Incorporated by reference to the Current Report on Form 8-K filed by TD Banknorth with the SEC on April 17, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TD BANKNORTH INC.
By:	/s/ Peter J. Verrill
	Name:	Peter J. Verrill
	Title:	Vice Chairman and Chief Operating Officer

Date: January 3, 2007

4